UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    February 24, 2026
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

325 Corporate Drive Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5850

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.  Results of Operations and Financial Condition.
On February 24, 2026 Albany International issued a news release reporting fourth quarter 2025 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on February 24, 2026. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated February 24, 2026 reporting fourth-quarter 2025 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Willard C. Station

Name:	Willard C. Station
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: February 24, 2026

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated February 24, 2025 reporting fourth-quarter 2024 financial results.
104	Inline XBRL cover page.

Exhibit 99.1
Albany International Reports Fourth-Quarter 2025 Results

•Q4 2025 net revenue of $321.2 million, compared to $286.9 million in Q4 2024.
•Q4 2025 net income of $14.0 million, or earnings per share (EPS) of $0.49, compared to net income of $17.7 million, or EPS of $0.57, in the prior year.
•Adjusted EBITDA of $57.3 million in Q4 2025 and Adjusted EPS per diluted share of $0.65, compared to $50.0 million and $0.58 in Q4 2024.
•Repurchased $16.8 million, or 360,267 shares of common stock in the fourth quarter of 2025, paid $7.9 million in dividends and invested $22.7 million in capital in the fourth quarter, continuing its commitment of balanced capital allocation.

Portsmouth, N.H. — (BUSINESS WIRE) — February 24, 2026 — Albany International Corp. (NYSE:AIN) today reported operating results for its full year and for its fourth quarter of 2025, which ended December 31, 2025.

Gunnar Kleveland, Albany International’s President and Chief Executive Officer said, “We are underway with the previously announced strategic review of our structures assembly business and its associated production site in Salt Lake City, and have engaged an advisor to help guide this transaction. This action will position the remaining Aerospace portfolio to align more closely with our strategic priorities and to pursue growth opportunities where our differentiated technologies provide a clear competitive advantage and stronger returns.”

Kleveland continued, "Our strong balance sheet continues to support Albany’s culture of innovation, as we develop advanced materials with broad and expanding applications in both Machine Clothing and Engineered Composites. In Machine Clothing, where our service model, quality, and product performance differentiate us in the market, we are applying our technologies to explore new markets and applications. In Engineered Composites we have several key opportunities in negotiations that will leverage our 3D woven, braiding, and out-of-autoclave technologies across a number of strategic Commercial Aerospace, Defense, and Advanced Air Mobility (AAM) platforms. With 2026 now underway, we remain confident that our culture of innovation will drive new customer solutions and chart a strong path for future growth.”

Consolidated Results

The Company’s net revenues were $321.2 million in the fourth quarter of 2025, compared to $286.9 million in the prior year, or $314.6 million on a same currency basis. The increase was primarily driven by higher volume in the Engineered Composites business, partially offset by softness in the Asia markets of the Machine Clothing business.

Gross profit of $99.9 million in the fourth quarter of 2025 was 10.6% higher than $90.3 million reported for the same period of 2024, as a result of strong sales in the Engineered Composites business.

Selling, general, and administrative expenses were $54.1 million in the fourth quarter of 2025, compared to $48.4 million in the same period of 2024, driven primarily by increases in personnel costs as well as higher global information system investments.

Operating income was $29.9 million, compared to $24.3 million in the prior year, an increase of 22.9%, driven by increased gross profit and decreased restructuring expenses, which was partially offset by higher selling, general, and administrative expenses.

The effective tax rate for the quarter was 39.3% compared to a 28.0% effective tax rate in the fourth quarter of 2024. The increase in tax rate was due to the expiration of a foreign tax credit and a less favorable discrete tax adjustment compared to the fourth quarter of 2024.

The net income attributable to the Company was $13.9 million, or $0.49 per share, compared to $17.7 million, or $0.57 per share in the fourth quarter of 2024.

Adjusted diluted earnings per share (or Adjusted EPS, a non-GAAP measure) was $0.65 per share, compared to $0.58 per share for the same period of last year.

Adjusted EBITDA (a non-GAAP measure) was $57.3 million, compared to $50.0 million in the fourth quarter of 2024, an increase of 14.7% due to higher sales and improved margin performance in the AEC business. Adjusted EBITDA margin was 17.8% and 17.4% in the prior year.

Will Station, Albany International’s Chief Financial Officer, said, “Over the past 6 months, we have sharpened our strategy to focus more squarely on our core competitive advantages. In the fourth quarter, we delivered our strongest financial performance of the year, with revenue up 12.0% and Adjusted EBITDA margins improving 40 basis points year over year. That focus is guiding how we operate the business and how we allocate capital, with a clear objective of investing where we can generate attractive returns and maximize long-term value for shareholders.”

Machine Clothing

MC's net revenues decreased 7.9% after adjusting for currency translation, primarily driven by weakness in the Asia markets due to overcapacity, partially offset by continued strength in the tissue market globally.

MC’s adjusted EBITDA margin was 27.4%, compared to 28.5% in the fourth quarter of 2024. The margin decline is primarily impacted by lower volumes in Asia, partially offset by the benefits of ongoing footprint optimization initiatives. The Company continued to execute its plan of rationalizing production across its network of facilities.

Engineered Composites

AEC's net revenues increased 43.1% after adjusting for currency translation, driven by strength across commercial and defense programs, most notably on the commercial side of AEC within the LEAP program, and on the defense side under the F-35 and missile programs.

Adjusted EBITDA margin was 12.9%, compared to 6.1% in the fourth quarter of 2024. This strong improvement highlights the underlying strength and resilience of the business as AEC continues to ramp-up production across key platforms while focusing on profitable growth.

Capital Allocation Balance Sheet and Cash Flow

Albany generated free cash flow of $51.0 million in the quarter, compared to $59.3 million in the prior-year period.

The Company continued to return capital to shareholders through dividends and share repurchases. Albany repurchased 360,267 shares of its common stock during the quarter and declared a quarterly dividend of $0.28 per share in December.

Capital expenditures were $22.7 million, compared to $19.1 million in the fourth quarter of 2024, and included facility optimization and customer program investments. Research and development expenses totaled $12.1 million, compared to $10.7 million in the fourth quarter of 2024, consistent with the Company’s commitment to advancing proprietary technologies and supporting long-term growth in both Machine Clothing and Engineered Composites.

Albany ended the quarter with cash and cash equivalents of $112.4 million and total debt of $455.7 million, resulting in a net debt position of $343.3 million. The Company maintains significant financial flexibility and liquidity to support ongoing investment initiatives while continuing to return capital to shareholders.

Outlook for the First Quarter of 2026
•Consolidated revenue between $275 million and $285 million
•Machine Clothing revenue between $160 million and $165 million
•Engineered Composite revenue between $115 million and $120 million
•Adjusted EPS between $0.50 and $0.60
•First quarter effective tax rate of 27.0%

Fourth-Quarter 2025 Results Conference Call/Webcast

The Company will host a webcast to discuss results at 9:00 a.m. Eastern Time on Tuesday, February 24, 2026. Interested parties are encouraged to listen to the live webcast via the Company’s Investor Relations website at investors.albint.com or by registering via the link here. The event can also be accessed by dialing +1 (800) 715-9871 and using the access code 9655516.

An archive of the webcast will be available for replay on the website at approximately noon Eastern Time on Tuesday, February 24, 2026.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME/(LOSS)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net revenues	$321,206	$286,905	$1,182,813	$1,230,615
Cost of goods sold	221,341	196,582	938,893	828,839
Gross profit	99,865	90,323	243,920	401,776
Selling, general, and administrative expenses	54,107	48,435	218,326	210,882
Technical and research expenses	12,100	10,728	48,015	46,097
Restructuring expenses, net	3,787	6,854	13,682	13,438
Operating income/(loss)	29,871	24,306	(36,103)	131,359
Interest expense/(income), net	5,903	3,869	20,605	12,549
Other (income)/expense, net	909	(4,211)	5,079	1,721
Income (loss) before income taxes	23,059	24,648	(61,787)	117,089
Income tax expense/(benefit)	9,061	6,903	(4,828)	29,034
Net income/(loss)	13,998	17,745	(56,959)	88,055
Net income/(loss) attributable to the noncontrolling interest	118	66	383	432
Net income/(loss) attributable to the Company	$13,880	$17,679	$(57,342)	$87,623

Earnings per share attributable to Company shareholders - Basic	$0.49	$0.57	$(1.94)	$2.81
Earnings per share attributable to Company shareholders - Diluted	$0.48	$0.56	$(1.94)	$2.80

Shares of the Company used in computing earnings per share:
Basic	28,531	31,223	29,566	31,231
Diluted	28,709	31,355	29,566	31,338

Dividends declared per share, Class A	$0.28	$0.27	$1.09	$1.05

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$112,350	$115,283
Accounts receivable, net	235,084	246,688
Contract assets, net	87,102	166,557
Inventories	121,589	145,845
Income taxes prepaid and receivable	43,937	19,187
Prepaid expenses and other current assets	34,990	37,132
Assets held for sale	293,783	—
Total current assets	928,835	730,692

Property, plant and equipment, net	482,568	563,431
Intangibles, net	21,427	38,127
Goodwill	162,508	176,261
Deferred income taxes	68,499	28,757
Other assets	54,872	111,428
Total assets	$1,718,709	$1,648,696

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$64,499	$66,095
Accrued liabilities	139,385	141,904
Income taxes payable	35,090	18,367
Liabilities held for sale	203,323	—
Total current liabilities	442,297	226,366

Long-term debt	455,663	318,531
Other noncurrent liabilities	86,850	138,830
Deferred taxes and other liabilities	1,797	16,022
Total liabilities	986,607	699,749

SHAREHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized 2,000,000 shares; none issued	—	—
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 40,989,106 issued in 2025 and 40,917,539 in 2024	41	41
Class B Common Stock, par value $.001 per share; authorized 25,000,000 shares; none issued and outstanding in 2024 and 2023	—	—
Additional paid in capital	460,472	452,933
Retained earnings	976,373	1,065,763
Accumulated items of other comprehensive income:
Translation adjustments	(119,008)	(181,555)
Pension and postretirement liability adjustments	(23,911)	(14,328)
Derivative valuation adjustment	(619)	(106)
Treasury stock (Class A), at cost; 12,685,782 shares in 2025 and 9,844,746 in 2024	(567,139)	(379,210)
Total Company shareholders' equity	726,209	943,538
Noncontrolling interest	5,893	5,409
Total equity	732,102	948,947
Total liabilities and shareholders' equity	$1,718,709	$1,648,696

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended December 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$(56,959)	$88,055
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	82,712	82,452
Amortization	5,202	6,842
Change in deferred taxes and other liabilities	(43,315)	(15,331)
Impairment of property, plant, equipment, and inventory	(390)	2,038
Non-cash interest expense	1,029	1,025
Contract loss provision	139,665	—
Share-based compensation	10,060	4,715
Provision/(recovery) for credit losses from uncollected receivables and contract assets	(139)	310
Foreign currency remeasurement (gain)/loss on intercompany loans	8,883	81
Gain on sale of assets	(1,566)	(513)

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(724)	31,764
Contract assets	(23,189)	12,289
Inventories	17,627	14,627
Prepaid expenses and other current assets	1,865	4,002
Income taxes prepaid and receivable	(25,060)	(8,574)
Accounts payable	9,172	(3,084)
Accrued liabilities	7,975	(1,275)
Income taxes payable	14,507	6,918
Noncurrent receivables	—	(780)
Other noncurrent liabilities	(2,550)	(7,702)
Other, net	7,669	582
Net cash provided by operating activities	152,474	218,441

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(69,830)	(80,249)
Purchased software	(1,675)	(958)
Proceeds received from sale of assets	3,243	1,027
Net cash used in investing activities	(68,262)	(80,180)

FINANCING ACTIVITIES
Proceeds from borrowings	272,003	145,595
Principal payments on debt	(147,044)	(279,838)
Purchase of Treasury shares	(186,012)	(14,175)
Taxes paid in lieu of share issuance	(2,521)	(2,931)
Dividends paid	(32,477)	(32,483)
Net cash used in financing activities	(96,051)	(183,832)
Effect of exchange rate changes on cash and cash equivalents	8,906	(12,566)
Increase/(decrease) in cash and cash equivalents	(2,933)	(58,137)
Cash and cash equivalents at beginning of period	115,283	173,420
Cash and cash equivalents at end of period	$112,350	$115,283

Financial tables and reconciliations of non-GAAP measures to comparable GAAP measures. Year-to-date information revised to include the third-quarter CH-53 contracts reserve program adjustment, now determined to represent an operational item that should be included in our full-year adjusted results.
The following tables present Net revenues and the effect of changes in currency translation rates:

(in thousands, except percentages)	Net revenues as reported, Q4 2025	(Decrease) due to changes in currency translation rates	Q4 2025 revenues on same basis as Q4 2024 currency translation rates	Net revenues as reported, Q4 2024	% Change compared to Q4 2024, excluding currency rate effects
Machine Clothing	$177,493	$4,311	$173,182	$188,079	(7.9)%
Albany Engineered Composites	143,713	2,303	141,410	98,826	43.1%
Consolidated total	$321,206	$6,614	$314,592	$286,905	9.7%

(in thousands, except percentages)	Net revenues as reported, YTD 2025	(Decrease)/increase due to changes in currency translation rates	YTD 2025 revenues on same basis as 2024 currency translation rates	Net revenues as reported, YTD 2024	% Change compared to 2024, excluding currency rate effects
Machine Clothing	$708,066	$1,207	$706,859	$749,907	(5.7)%
Albany Engineered Composites	474,747	1,444	473,303	480,708	(1.5)%
Consolidated total	$1,182,813	$2,651	$1,180,162	$1,230,615	(4.1)%

The following tables present Gross profit and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q4 2025	Gross profit margin, Q4 2025	Gross profit, Q4 2024	Gross profit margin, Q4 2024
Machine Clothing	$78,001	43.9%	$83,595	44.4%
Albany Engineered Composites	21,864	15.2%	6,728	6.8%
Consolidated total	$99,865	31.1%	$90,323	31.5%

(in thousands, except percentages)	Gross profit, YTD 2025	Gross profit margin, YTD 2025	Gross profit, YTD 2024	Gross profit margin, YTD 2024
Machine Clothing	$323,732	45.7%	$346,044	46.1%
Albany Engineered Composites	(79,812)	(16.8)%	55,732	11.6%
Consolidated total	$243,920	20.6%	$401,776	32.6%

A reconciliation from Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods has been calculated as follows:

Three months ended December 31, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$36,976	$3,935	$(26,913)	$13,998
Interest expense, net	—	—	5,903	5,903
Income tax expense	—	—	9,061	9,061
Depreciation and amortization expense	8,566	13,502	366	22,434
EBITDA (non-GAAP)	45,542	17,437	(11,583)	51,396
Restructuring expenses, net	1,933	1,458	396	3,787
Foreign currency revaluation (gains)/losses (a)	581	110	1,360	2,051
Strategic/integration costs	559	—	—	559
Other transition expenses	—	(355)	—	(355)
Pre-tax (income) attributable to noncontrolling interest	—	(137)	—	(137)
Adjusted EBITDA (non-GAAP)	$48,615	$18,513	$(9,827)	$57,301
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	27.4%	12.9%	—	17.8%

Three months ended December 31, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$41,927	$(7,911)	$(16,271)	$17,745
Interest expense, net	—	—	3,869	3,869
Income tax expense	—	—	6,903	6,903
Depreciation and amortization expense	8,479	13,528	284	22,291
EBITDA (non-GAAP)	50,406	5,617	(5,215)	50,808
Restructuring expenses, net	6,584	505	183	7,272
Foreign currency revaluation (gains)/losses (a)	(3,314)	100	(4,479)	(7,693)
Other transition expenses	—	(241)	(244)	(485)
Strategic/integration costs	7	—	60	67
Pre-tax (income) attributable to noncontrolling interest	(14)	7	—	(7)
Adjusted EBITDA (non-GAAP)	$53,669	$5,988	$(9,695)	$49,962
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	28.5%	6.1%	—	17.4%

Twelve months ended December 31, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$156,212	$(145,135)	$(68,036)	$(56,959)
Interest expense, net	—	—	20,605	20,605
Income tax expense	—	—	(4,828)	(4,828)
Depreciation and amortization expense	32,849	53,731	1,334	87,914
EBITDA (non-GAAP)	189,061	(91,404)	(50,925)	46,732
Restructuring expenses, net	8,510	3,259	602	12,371
Foreign currency revaluation (gains)/losses (a)	6,281	58	8,814	15,153
Strategic/integration costs	741	—	616	1,357
Other transition expenses	—	(767)	—	(767)
Pre-tax (income) attributable to noncontrolling interest	122	(596)	—	(474)
Adjusted EBITDA (non-GAAP)	$204,715	$(89,450)	$(40,893)	$74,372
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	28.9%	(18.8)%	—	6.3%

Twelve months ended December 31, 2024
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$183,632	$(11,603)	$(83,974)	$88,055
Interest expense, net	—	—	12,549	12,549
Income tax expense	—	—	29,034	29,034
Depreciation and amortization expense	33,917	54,228	1,149	89,294
EBITDA (non-GAAP)	217,549	42,625	(41,242)	218,932
Restructuring expenses, net	11,165	3,649	329	15,143
Foreign currency revaluation (gains)/losses (a)	(4,561)	(10)	(3,843)	(8,414)
Other transition expenses	—	752	740	1,492
Strategic/integration costs	1,475	182	3,469	5,126
Pre-tax (income) attributable to noncontrolling interest	(124)	(186)	—	(310)
Adjusted EBITDA (non-GAAP)	$225,504	$47,012	$(40,547)	$231,969
Adjusted EBITDA margin (Adjusted EBITDA divided by Net revenues) (non-GAAP)	30.1%	9.8%	—	18.8%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended December 31, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$3,787	$788	$2,999	$0.10
Foreign currency revaluation (gains)/losses (a)	2,051	427	1,624	0.06
Strategic/integration costs	559	116	443	0.02
Other transition expenses	(355)	(74)	(281)	(0.01)

Three months ended December 31, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$7,272	$1,244	$6,028	$0.19
Foreign currency revaluation (gains)/losses (a)	(7,693)	(2,599)	(5,094)	(0.16)
Strategic/integration costs	67	(75)	142	0.00
Other transition expenses	(485)	(121)	(364)	(0.01)

Year ended December 31, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$12,371	$2,573	$9,798	$0.33
Foreign currency revaluation (gains)/losses (a)	15,153	3,152	12,001	0.41
Strategic/integration costs	1,357	282	1,075	0.04
Other transition expenses	(767)	(160)	(607)	(0.02)

Year ended December 31, 2024 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring expenses, net	$15,143	$2,758	$12,385	$0.40
Foreign currency revaluation (gains)/losses (a)	(8,414)	(2,839)	(5,575)	(0.18)
Strategic/integration costs	5,126	1,308	3,818	0.12
Other transition expenses	1,492	373	1,119	0.04

The following table provides a reconciliation of Earnings per share to Adjusted Diluted Earnings per share:

	Three months ended December 31,		Twelve months ended December 31,
Per share amounts	2025	2024	2025	2024
Earnings per share attributable to Company shareholders - Basic (GAAP)	$0.49	$0.57	$(1.94)	$2.81
Effect of dilutive stock-based compensation plans	(0.01)	(0.01)	—	(0.01)
Earnings per share attributable to Company shareholders - Diluted (GAAP)	$0.48	$0.56	$(1.94)	$2.80
Adjustments, after tax:
Restructuring costs	0.10	0.19	0.33	0.40
Foreign currency revaluation (gains)/losses (a)	0.06	(0.16)	0.41	(0.18)
Strategic/integration costs	0.02	—	0.04	0.12
CEO and other transition expenses	(0.01)	(0.01)	(0.02)	0.04
Adjusted Diluted Earnings per share (non-GAAP)	$0.65	$0.58	$(1.18)	$3.18

(a) Foreign currency revaluation (gains)/losses represent unrealized gains and losses arising from the remeasurement of monetary assets and liabilities denominated in non-functional currencies on the balance sheet date.

The calculations of net debt are as follows:

(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Current maturities of long-term debt	$—	$—	$—	$—	$—
Long-term debt	455,663	480,631	444,686	416,429	318,531
Total debt	455,663	480,631	444,686	416,429	318,531
Cash and cash equivalents	112,350	108,310	106,689	119,354	115,283
Net debt (non GAAP)	$343,313	$372,321	$337,997	$297,075	$203,248

Free cash flow is defined as GAAP "Net cash provided by operating activities" in a period less "Purchases of property, plant and equipment" and "Purchased software" in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$73,702	$78,456	$152,474	$218,441
Purchases of property, plant and equipment	(22,271)	(18,264)	(69,830)	(80,249)
Purchased software	(425)	(857)	(1,675)	(958)
Free cash flow	$51,006	$59,335	$80,969	$137,234

About Albany International Corp.

Albany International is a leading materials science developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses.
•Machine Clothing is the world’s leading producer of custom-designed consumable belts, essential for the manufacture of paper, paperboard, tissue, and towel, as well as pulp, non-wovens, and a variety of other industrial applications.
• Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms.
Albany International is headquartered in Portsmouth, New Hampshire, operates 25 facilities in 12 countries, employs approximately 5,700 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; and Adjusted Diluted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These amounts are then compared to the U.S. dollar amount as reported in the current period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company defines Adjusted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

Net leverage ratio informs the investors of the Company's financial leverage at the end of the reporting period, providing an indicator of the Company's ability to repay its debt.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during 2026 and in future years; expectations in 2026 and in future periods of revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor / Media Contact:
Karen Blomquist
Director, Investor Relations
Tel +603.330.2461
Email Karen.Blomquist@albint.com